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                                                                    Exhibit 23.3

                          [Baker & McKenzie Letterhead]
                                 July 10, 2003

Chunghwa Telecom Co., Ltd.
21-3 Hsinyi Road
Section 1
Taipei, Taiwan
Republic of China


Re:  Registration Statement on Form F-1 (File No. 333-13074)
     (the "Registration Statement")
     --------------------------------------------------------


Dear Sirs:

     We hereby consent to the reference to us and our advice under the heading "Regulation" in the prospectus contained in the Registration Statement, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not herby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                        Very truly yours,


                                                    /s/ Baker & Mckenzie
                                                        ------------------------
                                                        Baker & Mckenzie, Taipei